UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

As a result of the death of Gregory Barnhill on September 14, 2012, Pure Bioscience, Inc. (the “Company”) has only two members of the Audit Committee of its Board of Directors.  As a result, the Company does not satisfy Rule 5605(c) of the NASDAQ Stock Market (“NASDAQ”). The Company has notified NASDAQ of the foregoing circumstance.  The Company intends to appoint an independent director who satisfies the requirements for membership on the Audit Committee as promptly as practicable t rectify the non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: September 18, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer